Exhibit 10.45

JOINDER AGREEMENT

This JOINDER AGREEMENT ("Joinder Agreement") is executed and delivered as of May 11, 2011, by EXCALIBUR ENTERPRISES, LTD., a Nevada corporation (the "Joining Party"), and delivered to PLATINUM LONG TERM GROWTH VII, LLC, a Delaware limited liability company (the "Lender"), as lender under that certain Letter Loan Agreement dated June 19, 2007 by and between VISTAGEN THERAPEUTICS, INC., a California corporation (the "Borrower"), and the Lender (as amended, restated, supplemented or otherwise modified, the "Loan Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Borrower has requested the Lender's consent to certain transactions, including consummation of a merger with a wholly-owned subsidiary of the Joining Party, pursuant to which the shares of common stock of the Borrower will be exchanged for shares of the Joining Party, and the Borrower will become a wholly-owned subsidiary of the Joining Party (the "Merger");

WHEREAS, it is a condition precedent to such consent that the Joining Party become jointly and severally liable to the Lender for all obligations and indebtedness of the Borrower to the Lender under that certain Amended and Restated Senior Convertible Promissory Bridge Note (the "Note") from the Borrower to the Lender issued on or about May 5, 2011 in the original principal amount of Four Million Dollars ($4,000,000); and

WHEREAS, to induce the Lender to consent to the Merger, the Joining Party is willing to become jointly and severally liable to the Lender with respect to the obligations of the Borrower to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. JOINDER. By this Joinder Agreement, the Joining Party hereby assumes, on a joint and several basis, all obligations and indebtedness of the Borrower to the Lender now existing or hereafter arising under the Loan Agreement, the Note and the common stock purchase warrants issued to the Lender by the Borrower (collectively, the "Transaction Documents"). Upon request by the Lender, the Joining Party shall promptly endorse the Note to confirm such obligation. This Joinder Agreement shall not release any party from any obligations to be performed by such party under and pursuant to any Transaction Document.

2. FURTHER ASSURANCES.                                                                The Joining Party agrees to execute

and deliver such other instruments and documents and take such other actions, as the

Lender may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

           3.       GOVERNING LAW.                                                                THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

JOINING PARTY:

EXCALIBUR ENTERPRISES, LTD.

By:    /s/Stephanie Y. Jones
Name: Stephanie Y. Jones Title: Duly authorized agent

ACKNOWLEDGED AND AGREED: BORROWER:
VISTAGEN THERAPEUTICS, INC.

By:    /s/Shawn K. Singh
Name: Shawn K. Singh Title: Duly authorized agent

LENDER:

PLATINUM LONG TERM GROWTH VII, LLC

By:     /s/Joan Janczewski
Name: Joan Janczewski Title:   Duly Authorized Agent